UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2018

Pivotal Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38460	94-3094578
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

875 Howard Street, Fifth Floor San Francisco, California (Address of principal executive offices, including zip code)	94103 (Zip Code)

(Registrant’s telephone number, including area code): (415) 777-4868

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On October 8, the Board of Directors (the “Board”) of Pivotal Software, Inc. (the “Company”) appointed Madelyn J. Lankton as an independent director to fill the vacancy in the Group II and Class II director groups created by the resignation of Mr. Khozema Shipchandler on September 6, 2018 as previously disclosed, effective immediately. Ms. Lankton’s term will expire with the other Class II directors at the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) at which time Ms. Lankton will stand for election by the Company’s stockholders at the Annual Meeting. The Board has also appointed Ms. Lankton to the Audit Committee of the Board, replacing Marcy Klevorn who has resigned from the Audit Committee.

The Board has determined that Ms. Lankton is an independent director under The New York Stock Exchange (“NYSE”) listing standards, including the listing standards applicable to audit committee members, and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines.

Ms. Lankton will receive compensation for her services in accordance with the Company’s director compensation policy applicable to non-employee directors. Under that policy, Ms. Lankton will receive: (1) annual cash retainers for service as a Board member in the amount of $35,000 and for service as an Audit Committee member in the amount of $10,000, each payable annually in arrears and prorated for Ms. Lankton’s initial year of service, and (2) equity-based compensation in the form of restricted stock units with respect to shares of Class A common stock granted pursuant to the Company’s 2018 Equity Incentive Plan, including (a) an initial grant on her appointment to the Board of restricted stock units in the amount of $300,000 based on the value of the shares of the Class A common stock, vesting in equal annual installments over three years, and (b) an annual grant to be made on or about the date of the Company’s annual stockholder meeting in the amount of $200,000, vesting after one year. Ms. Lankton will also be reimbursed, in accordance with the director compensation policy, for her reasonable expenses incurred in attending meetings of the Board or the Audit Committee. In connection with her appointment to the Board, Ms. Lankton will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Ms. Lankton and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Ms. Lankton has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On October 9, 2018, the Company issued a press release announcing Ms. Lankton’s appointment to the Board. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is furnished as an exhibit to this report:

Exhibit No.	Exhibit Description
99.1	Press Release dated October 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pivotal Software, Inc.

Date: October 9, 2018	By:
/s/ Andrew M. Cohen
Andrew M. Cohen
Senior Vice President and General Counsel